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                                                                    Exhibit 4.12


                     SUBSIDIARY SECURITIES CONTROL AGREEMENT
                         (GOLFSMITH INTERNATIONAL, INC.)

General Electric Capital Corporation,
    as Agent
335 Madison Ave
New York, New York 10017
ATTN:  Golfsmith Account Officer

U.S. Bank Trust National Association,
     as Collateral Agent
100 Wall Street, 16th Floor
New York, New York  10005
Attn:  Corporate Trust Services

1. The undersigned issuer (the "ISSUER") hereby acknowledges notice of, and consents to the terms and provisions of:

      (i) that certain Pledge Agreement, dated as of October 15, 2002 (the "SENIOR PLEDGE AGREEMENT"), between the entity indicated as the "PLEDGOR" on the signature pages hereto and General Electric Capital Corporation (together with its successors and assigns as Agent under the Credit Agreement referred to therein and any other person acting in a like capacity under any other "Credit Agreement" as such term is defined in the Indenture referred to below, the "SENIOR PLEDGEE"); and

      (ii) that certain Security Agreement, dated as of October 15, 2002 (the "JUNIOR PLEDGE AGREEMENT"), made by such Pledgor and the other Grantors named therein (and as such term is defined therein) in favor of U.S. Bank Trust National Association, as Collateral Agent (together with its successors and assigns in such capacity, the "JUNIOR PLEDGEE") under (and as defined in) that certain Indenture, dated as of October 15, 2002 (the "INDENTURE"), between Golfsmith International, Inc., certain guarantors and U.S. Bank Trust National Association, as Trustee; and

      (iii) that certain Intercreditor Agreement, dated as of October 15, 2002 (the "INTERCREDITOR AGREEMENT"), among the Senior Pledgee, the Junior Pledgee, the Trustee, the Pledgor and such other Grantors.

2. The Issuer hereby confirms to the Senior Pledgee and the Junior Pledgee that the Pledgor is the record and beneficial owner of 100% of the equity interests in the Issuer shown as belonging to the Pledgor in the Senior Pledge Agreement, the Junior Pledge Agreement and the respective Schedules thereto (the "SECURITIES"). Such Securities are "uncertificated securities" within the meaning of Article 8 of the Uniform Commercial Code as in effect in the State of Delaware (the "UCC").

3. The Issuer further confirms that it has recorded the security interest in favor of the Senior Pledgee created by the Senior Pledge Agreement on the books and records of the Issuer. The
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Issuer hereby agrees that it will comply with instructions (including, without limitation, instructions relating (x) to the exercise of voting rights relating to the Securities or (y) the payment of any dividend or distribution in respect of the Securities) originated by the Senior Pledgee with respect to the Securities without further consent of the Pledgor. The Issuer and the Junior Pledgee confirm to one another and to the Senior Pledgee that the Senior Pledgee has obtained, and has perfected its security interest by means of, "control" (as such term is defined in Sections 8-106 and 9-106 of the UCC).

4. The Issuer further confirms that it has recorded the security interest in favor of the Junior Pledgee created by the Junior Pledge Agreement on the books and records of the Issuer. Subject in all respects to the provisions of Section 6, below, the Issuer hereby agrees that it will comply with instructions originated by the Junior Pledgee with respect to the Securities without further consent of the Pledgor. Subject in all respects to the provisions of Section 5, below, the Issuer and the Senior Pledgee confirm to one another and to the Junior Pledgee that the Junior Pledgee has obtained, and has perfected its security interest by means of, "control".

5. The Issuer, the Senior Pledgee and the Junior Pledgee covenant, agree and confirm to one another that the Senior Pledgee obtained, and perfected its security interest by means of, "control" prior to the time the Junior Pledgee obtained, and perfected its security interest by means of, "control".

6. The Issuer acknowledges that the Senior Pledgee, the Junior Pledgee and the Issuer have entered into the Intercreditor Agreement, which provides, among other things, that until the Discharge of Senior Lender Claims (as defined therein), the Junior Pledgee will not issue any instructions regarding the Securities to the Issuer.

7. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

8. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

                            [SIGNATURE PAGES FOLLOW]
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                                                                             S-1

      Please indicate your acceptance of and agreement to the foregoing in the place provided below for that purpose, whereupon this Subsidiary Securities Control Agreement shall become a binding agreement among us.

Dated: October 15, 2002


                              GOLFSMITH HOLDINGS, L.P., AS THE "ISSUER"
                              By Golfsmith GP Holdings, Inc., as General Partner



                              By         /s/     NOEL E. WILENS
                                --------------------------------------
                                Noel E. Wilens
                                Vice President


                              GOLFSMITH INTERNATIONAL, INC, AS THE
                              "PLEDGOR"


                              By         /s/     NOEL E. WILENS
                                --------------------------------------
                                Noel E. Wilens
                                Vice President
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ACCEPTED AND AGREED:

GENERAL ELECTRIC CAPITAL
   CORPORATION, AS THE "SENIOR PLEDGEE"



By        /s/    LAURENT PARIS
   -------------------------------------
   Name:     Laurent Paris
   Title:    Vice President and Duly Authorized Signatory

U.S. BANK TRUST NATIONAL ASSOCIATION,
     AS COLLATERAL AGENT AND AS THE "JUNIOR PLEDGEE"


By       /s/     BARBARA A. NASTRO
   --------------------------------------
   Name:     Barbara A. Nastro
   Title:    Vice President